Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203749) pertaining to the 2011 Stock Option and Grant Plan, 2015 Stock Option and Grant Plan and 2015 Employee Stock Purchase Plan of Blueprint Medicines Corporation of our report dated March 11, 2016, with respect to the consolidated financial statements of Blueprint Medicines Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2016